EXHIBIT 99.1

                        [ION NETWORKS, INC. LETTERHEAD]


For Immediate Release
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          Contacts:        Investors:        Stephanie Prince/ Ian Hirsch
                           Press:            Emily Brunner
                                             Morgen-Walke Associates, Inc.
                                             212-850-5600
                                             investor-relations@ion-networks.com

             VINCENT CURATOLO JOINS ION NETWORKS BOARD OF DIRECTORS
       * Brings Extensive Service Provider and Enterprise Market Expertise

Piscataway, New Jersey March 4, 2002 - ION Networks Incorporated (Nasdaq: IONN), a leading provider of security and management solutions that protect critical infrastructure from internal and external security threats while maintaining high availability, today announced the appointment of Vincent Curatolo to its Board of Directors.

Mr. Curatolo, 42, has held several executive positions at Cisco Systems. He is currently the senior director of business development for the global service provider business unit. During his tenure at Cisco Systems, he has lead technical operations organizations both in Europe and Asia managing technical engineering teams in support of multi-billion dollar business opportunities.

Prior to joining Cisco Systems, Mr. Curatolo held senior IT management positions at JP Morgan and Merrill Lynch where he was the chief network architect responsible for implementing and managing leading edge global networks.

"Vincent's industry experience and insight will be of immense value to us," said Kam Saifi, President and CEO of ION Networks. "We look forward to his guidance and counsel in our company's endeavors."

Mr. Curatolo earned a Bachelor of Science degree in business administration and computer science from Wagner College. He lives in West Windsor New Jersey.

About ION Networks

ION Networks, Inc. is a leading provider of infrastructure security and management solutions. The ION Secure suite helps customers protect critical infrastructure and maximize operational efficiency while lowering operational costs. ION Networks customers include AT&T, Bank of America, British Telecom, Citigroup, Entergy, Intel, Oracle, Qwest, SBC, Sprint, WorldCom and the U.S. Government. Headquartered in Piscataway, New Jersey, the Company has installed tens of thousands of its products worldwide from its eight direct sales offices in the United States, Livingston, Scotland and Antwerp, Belgium, and its distribution channels on four continents.

ION Networks and ION Secure are trademarks of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-

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ION Networks, Inc                                                         Page 2

looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company's ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company's distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission Filings, including but not limited to those appearing within the Company's most recent Quarterly Reports on Form 10-QSB and on Form 10-KSB on file with the Securities and Exchange Commission.

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